UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

Aurora Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40143	98-1628701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 North Audley Street
London W1K 6LX
United Kingdom
(Address of principal executive offices)	(Zip Code)

+44 (0)20 3931 9785

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-quarter of one redeemable warrant	AURCU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	AURC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AURCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On February 23, 2023, Aurora Acquisition Corp., a Cayman Island exempted company (“Aurora” or the “Company”), Novator Capital Sponsor Ltd., a Cyprus limited liability company (the “Sponsor”), certain individuals, each of whom is a member of the board of directors and/or management team of Aurora (the “Insiders”), and Better HoldCo, Inc. a Delaware corporation ("Better"), entered into a limited waiver (the “Limited Waiver”) to the Amended and Restated Letter Agreement (the “A&R Letter Agreement”), dated as of May 10, 2021, by and among Aurora, the Sponsor and the Insiders. In the A&R Letter Agreement, the Sponsor and each Insider waived, with respect to any shares of Capital Stock (as defined in the A&R Letter Agreement) held by it, him or her, if any, any redemption rights it, he or she may have in connection with (i) a shareholder vote to approve the Business Combination (as defined below), or (ii) a shareholder vote to approve certain amendments to the Company’s amended and restated articles of association (the “Redemption Restriction”). Pursuant to the Limited Waiver, the Company and the Insiders have agreed to waive the Redemption Restriction as it applies to the Sponsor to the limited extent required to allow the redemption of up to an aggregate of $17 million worth of Novator Private Placement Shares (as defined below) held by it in connection with the shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (the “Extraordinary General Meeting”). “Novator Private Placement Shares” are the Class A ordinary shares included in the units sold by the Company in a private placement that closed simultaneously with the closing of the Company’s initial public offering.

As consideration for the Limited Waiver, Sponsor has agreed: (a) if its business combination (the “Business Combination”) with Better is completed on or before September 30, 2023,  to subscribe for and purchase common stock of Better Home & Finance Holding Company, the combined company surviving the Business Combination (the “Common Stock”), for aggregate cash proceeds to Better equal to the actual aggregate amount of Novator Private Placement Shares redeemed by it in connection with the Limited Waiver (the “Sponsor Redeemed Amount”) at a purchase price of $10.00 per share of Common Stock on the closing date of the Business Combination; or (b) if the Business Combination is not completed on or before September 30, 2023, to subscribe for and purchase for $35 million aggregate cash proceeds to Better, at Sponsor’s election, (x) a number of newly issued shares of Better’s Company Series D Equivalent Preferred Stock (as defined in the Bridge Note Purchase Agreement referred to in the Second Side Letter (as defined in the Limited Waiver)) at a price per share that represents a 50% discount to the Pre-Money Valuation (as defined below) or (y) for a number of shares of Better’s Class B common stock at a price per share that represents a 75% discount to the Pre-Money Valuation. “Pre-Money Valuation” means the $6.9 billion pre-money equity valuation of Better based on the aggregate amount of fully diluted shares of Better’s common stock on an as-converted basis.

As further consideration for the Limited Waiver, the Sponsor has agreed to reimburse the Company for reasonable and documented expenses incurred by the Company in connection with the Business Combination, up to the Sponsor Redeemed Amount, to the extent such expenses are not otherwise subject to reimbursement by Better pursuant to the Agreement and Plan of Merger, by and among Better, the Company, and Aurora Merger Sub I, Inc., a Delaware corporation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time in accordance with its terms).

The Limited Waiver and the aforementioned investment and reimbursement agreed to by our Sponsor are intended to provide the Company with additional flexibility to complete the Business Combination and increase the certainty that the Business Combination will be completed by September 30, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date). Consistent with the previously disclosed side letter, prior to the Extraordinary General Meeting, Aurora and Better expect to enter into an amendment to the Merger Agreement to extend the outside date to September 30, 2023.

The foregoing descriptions of the Limited Waiver and of the A&R Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the terms and conditions of the Limited Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and of the A&R Letter Agreement, a copy of which was filed as Exhibit 10.17 to Aurora’s Quarterly Report on Form 10-Q filed on November 14, 2022 and incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Limited Waiver, on February 23, 2023, Aurora issued a press release announcing (i) the postponement of the Extraordinary General Meeting from February 24, 2023, at 9:00 a.m. Eastern Time, to February 24, 2023, commencing at 5:30 p.m. Eastern Time; and (ii) the resulting extension of the deadline for the Company’s shareholders to deliver redemption requests to the Company’s transfer agent, or to withdraw any previously delivered demand for redemption, in connection with the Extraordinary General Meeting, from 5:00 p.m. Eastern Time on February 22, 2023 to 4:00 p.m. Eastern Time on February 24, 2023.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Information for Investors and Shareholders

This communication relates to the Business Combination. This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Aurora has filed with the U.S. Securities and Exchange Commission (“SEC”), a registration statement on Form S-4, which includes a preliminary proxy statement/prospectus in connection with the Business Combination. A definitive proxy statement/prospectus will be sent to all Aurora shareholders. Aurora also will file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and security holders of Aurora are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Neither the SEC nor any securities commission or any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination or information included herein.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Aurora through the website maintained by the SEC at www.sec.gov. The documents filed by Aurora with the SEC also may be obtained free of charge at Aurora’s website at https://aurora-acquisition.com/ or upon written request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s shareholders with respect to the Extension Proposal and the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s registration statement on Form S-4, which was initially filed with the SEC on August 3, 2021, Aurora’s Annual Report on Form 10-K filed with the SEC on March 25, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports the Company file with the SEC, including the Extension Proxy Statement, each of which is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785. Better and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Aurora in connection with the Business combination. A list of the names of such directors and executive officers and information regarding their interests in the Business combination is contained in the registration statement.

Forwarding Looking Statements

This communication only speaks at the date hereof and contains, and related discussions may contain, “forward-looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of Aurora, Better or their respective officers with respect to future events and plans of Aurora and Better. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond Aurora’s and Better’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Better is experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, Better’s performance, capabilities, strategy, and outlook; our expectations regarding the sustainability of Better’s rapid growth and its ability to manage its growth effectively; the demand for Better’s solutions and products and services, including the size of Better’s addressable market, market share, and market trends; Better’s ability to operate under and maintain Better’s business model; Better’s ability to develop and protect its brand; our expectations regarding financial performance including Better’s operational and financial targets; our estimates regarding expenses, future revenue, capital requirements and Better’s need for additional financing; the degree of business and financial risk associated with certain of Better’s loans; the high volatility in, or any inaccuracies in the estimates of, the value of Better’s assets; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies and the effects of the ongoing COVID-19 pandemic; Better’s expectations regarding the impact of the COVID-19 pandemic on Better’s business including on the volume of consumers refinancing existing loans, Better’s ability to produce loans, liquidity and employees; Better’s competitive position; Better’s ability to improve and expand its information technology and financial infrastructure, security and compliance requirements and operating and administrative systems; Better’s future investments in its technology and operations; Better’s intellectual property position, including its ability to maintain, protect and enhance Better’s intellectual property; the need to hire additional personnel and Better’s ability to attract and retain such personnel; Better’s ability to obtain additional capital and maintain cash flow or obtain adequate financing or financing on terms satisfactory to it; the effects of Better’s existing and future indebtedness on its liquidity and Better’s ability to operate our business; our expectations concerning relationships with third parties; Better’s plans to adopt the secured overnight financing rate (“SOFR”); the impact of laws and regulations and Better’s ability to comply with such laws and regulations including laws and regulations relating to fair lending, real estate brokerage matters, title and settlement services, consumer protection, advertising, tax, title insurance, loan production and servicing activities, data privacy, and anti-corruption; any changes in certain U.S. government-sponsored entities and government agencies, including Fannie Mae, Freddie Mac, Ginnie Mae and the FHA; Aurora’s expectations regarding the period during which it will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and Better’s anticipated use of existing resources and the proceeds from the Business Combination.

There may be other risks not presently known to Aurora, Better or their respective officers or that Aurora, Better or their respective officers presently believe are not material that could also cause actual results to differ materially. Analysis and opinions contained in this communication may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this communication, the inclusion of such forward-looking statements should not be regarded as a representation by Aurora, Better, or their respective officers or any other person that the objectives and plans set forth in this report will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and, Aurora and Better each disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

10.1	Limited Waiver to Amended and Restated Letter Agreement, dated February 23, 2023 by and among Aurora Acquisition Corp., Novator Capital Sponsor Ltd., certain individuals and Better HoldCo, Inc.
99.1	Press Release, dated February 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aurora Acquisition Corp.

By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

February 23, 2023

Exhibit 10.1

LIMITED WAIVER TO AMENDED AND RESTATED LETTER AGREEMENT

February 23, 2023

This LIMITED WAIVER TO AMENDED AND RESTATED LETTER AGREEMENT (this “Waiver”), dated as of February 23, 2023, is entered into by and between Aurora Acquisition Corp., a Cayman Islands exempted company (the “Company”), Novator Capital Sponsor Ltd., a Cyprus limited liability company (the “Sponsor”), certain individuals, each of whom is a member of the board of directors and/or management team of the Company (each, an “Insider” and collectively, the “Insiders”) and Better HoldCo, Inc., a Delaware corporation (“Better”).

RECITALS

WHEREAS, the Company, the Sponsor and the Insiders entered into that certain Amended and Restated Letter Agreement, dated as of May 10, 2021 (the “A&R Letter Agreement”) which amended and restated that certain letter agreement dated as of March 3, 2021 (the “Original Letter Agreement”) by and among the Company, the Sponsor and the Insiders.

WHEREAS, pursuant to Section 1 of the A&R Letter Agreement, the Sponsor and each Insider waived, with respect to any shares of Capital Stock (as defined in the A&R Letter Agreement) held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a shareholder vote to approve such Business Combination, or (ii) a shareholder vote to approve certain amendments to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Class A ordinary shares that were sold as part of the units in the Company’s initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “public shares”) and Novator Private Placement Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any public shares and Novator Private Placement Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Company’s Charter) (the “Redemption Restriction”).

WHEREAS, in connection with a shareholder vote to approve an amendment to the Company’s Charter to extend the date by which the Company must consummate a Business Combination from March 8, 2023 to September 30, 2023, to be held on or around February 24, 2023 (the “Extension Meeting”), the Sponsor desires to redeem Novator Private Placement Shares held by the Sponsor.

WHEREAS, on August 26, 2022, the Sponsor, the Company and Better entered into that certain letter agreement (the “Side Letter”).

WHEREAS, on February 7, 2023, the Company, Better and the Sponsor entered into that certain second letter agreement (the “Second Side Letter”), pursuant to which, among other things, (i) the parties agreed to amend the Side Letter; (ii) Better and the Company agreed to use reasonable best efforts to obtain approval for the Extension Proposal (as defined in the Definitive Proxy Materials of the Company filed on February 7, 2023); and (iii) Better agreed to partially reimburse the Company for certain expenses in connection with regulatory matters arising out of or relating to the transactions contemplated by the Merger Agreement (as defined below).

WHEREAS, as party to that certain Agreement and Plan of Merger, by and among, Better, the Company, and Aurora Merger Sub I, Inc., a Delaware corporation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time in accordance with its terms) (the “Merger Agreement”), each of the parties hereto acknowledge Better’s interest in the terms of this Waiver, and Better wishes to acknowledge and consent to the Permitted Redemption and Expense Reimbursement (each as defined herein).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Waiver, the parties hereto agree as follows:

1.	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the A&R Letter Agreement.

2.	Sponsor Permitted Redemption Limited Waiver and Consent.

(a)	The Company and each Insider hereby consents to the Sponsor Permitted Redemption (as defined below) and, pursuant to Section 13 of the A&R Letter Agreement, hereby waives the Redemption Restriction, to the limited extent required for the Sponsor Permitted Redemption (as defined below).

(b)	“Sponsor Permitted Redemption” means a redemption by the Sponsor of Novator Private Placement Shares held by the Sponsor resulting in aggregate cash proceeds to the Sponsor not to exceed $17 million in connection with the Extension Meeting.

(c)	“Sponsor Redeemed Amount” means the aggregate cash proceeds received by the Sponsor to the extent Novator Private Placement Shares are redeemed by the Sponsor pursuant to the Sponsor Permitted Redemption.

3.	Ratification. Except as expressly waived by this Waiver, the terms and provisions of the A&R Letter Agreement are ratified and confirmed and shall continue in full force and effect. No term of this Waiver shall be construed as any assignment, novation or joinder of Better, nor give rise to any additional third-party rights in favor of Better, with respect to the A&R Letter Agreement.

4.	Reinvestment Obligations.

(a)	In consideration of the Sponsor Permitted Redemption, the Sponsor hereby irrevocably agrees, in addition to any existing obligations of the Sponsor:

i.	If a Business Combination with Better is completed on or before September 30, 2023, to subscribe for and purchase common stock of Better Home & Finance Holding Company, the combined company surviving the Business Combination (the “Common Stock”), for aggregate cash proceeds to Better equal to the Sponsor Redeemed Amount at a purchase price of $10.00 per share of Common Stock on the closing date of the Business Combination with Better; or

ii.	If a Business Combination with Better is not completed on or before September 30, 2023, subject to receipt by Better of the affirmative vote of a majority of the holders of Registrable Securities (as such term is defined in the Eighth Amended and Restated Investors Rights Agreement, dated as of November 2, 2020, by and among Better and the investors party thereto, as may be amended in accordance with its terms), Sponsor shall subscribe for and purchase for $35 million aggregate cash proceeds to Better, at Sponsor’s election, (x) a number of newly issued shares of Better’s Company Series D Equivalent Preferred Stock (as defined in the Bridge Note Purchase Agreement referred to in the Second Side Letter) at a price per share that represents a 50% discount to the Pre-Money Valuation (as defined below) or (y) for a number of shares of Better’s Class B common stock at a price per share that represents a 75% discount to the Pre-Money Valuation. For purposes of the immediately preceding sentence, the term “Pre-Money Valuation” means the $6.9 billion pre-money equity valuation of Better based on the aggregate amount of fully diluted shares of Better’s common stock on an as-converted basis.

5.	Expense Reimbursement. In consideration of the limited waiver and consent provided pursuant to this Waiver, the Sponsor hereby agrees, in addition to any existing obligation of the Sponsor to reimburse any expenses incurred by the Company, to reimburse the Company for reasonable and documented expenses incurred by the Company in connection with the Business Combination, up to an aggregate amount equal to the Sponsor Redeemed Amount (the “Expense Reimbursement”), provided in each case that:

(a)	such expenses are not otherwise subject to reimbursement by Better pursuant to any existing binding legal obligation pursuant to the Merger Agreement and Second Side Letter; and

(b)	such Expense Reimbursement shall be paid by the Sponsor promptly upon receipt by the Sponsor of reasonable documentation of such expenses.

6.	Further Assurances. Each of the parties to this Waiver agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such further consents, as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Waiver.

7.	Incorporation by Reference. Each of Sections 13, 14, 17, 18 and 19 of the A&R Letter Agreement are hereby incorporated herein by reference to refer to this Waiver, mutatis mutandis.

8.	Counterparts. This Waiver may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Limited Waiver to Amended and Restated Letter Agreement effective as of the date first written above.

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet

Name:	Arnaud Massenet

Title:	Chief Executive Officer

[Signature Page to Limited Waiver to Amended and Restated Letter Agreement]

INSIDERS

By:	/s/Thor Björgólfsson

Name:	Thor Björgólfsson

By:	/s/ Arnaud Massenet

Name:	Arnaud Massenet

By:	/s/ Prabhu Narasimhan

Name:	Prabhu Narasimhan

By:	/s/ Shravin Mittal

Name:	Shravin Mittal

By:	/s/ Sangeeta Desai

Name:	Sangeeta Desai

By:	/s/ Michael Edelstein

Name:	Michael Edelstein

By:	/s/ Caroline Harding

Name:	Caroline Harding

[Signature Page to Limited Waiver to Amended and Restated Letter Agreement]

Acknowledged and agreed:

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou

Name:	Pericles Spyrou

Title:	Director

[Signature Page to Limited Waiver to Amended and Restated Letter Agreement]

Acknowledged and agreed:

BETTER HOLDCO, INC.

By:	/s/ Vishal Garg

Name:	Vishal Garg

Title:	Chief Executive Officer

[Signature Page to Limited Waiver to Amended and Restated Letter Agreement]

Exhibit 99.1

Aurora Acquisition Corp. Announces Postponement of Extraordinary General Meeting on February 24, 2023 and Extension of Redemption Deadline

NEW YORK — February 23, 2023 -- Aurora Acquisition Corp. (NASDAQ: AURC) (“Aurora” or the “Company”), a publicly traded special purpose acquisition company (“SPAC”), today announced that its previously announced extraordinary general meeting (the “Extraordinary General Meeting”) for the purpose of considering and voting on a proposal to amend the Company’s amended and restated memorandum and articles of association to extend the date by which Aurora must consummate an initial business combination (the “Extension Proposal”) has been postponed from February 24, 2023 commencing at 9:00 a.m. Eastern Time, to February 24, 2023, commencing at 5:30 pm., Eastern Time (the “Postponement”) (or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed).

The record date for determining the Company’s shareholders entitled to receive notice of and to vote at the Extraordinary General Meeting remains the close of business on January 10, 2023 (the “Record Date”). Shareholders as of the Record Date can vote even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

As a result of the Postponement, the previously disclosed deadline of 5:00 p.m. Eastern Time on February 22, 2023 for the Company’s shareholders to deliver redemption requests to the Company’s transfer agent, or to withdraw any previously delivered demand for redemption, has been extended to 4:00 p.m. Eastern Time on February 24, 2023.

If any such shareholders have questions or need assistance in connection with the Extraordinary General Meeting, please contact the Company’s proxy solicitation agent at the following address and telephone number:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Telephone: (877) 259-6290
(banks and brokers can call (212) 297-0720)
Email: info@okapipartners.com

About Aurora Acquisition Corp.

Aurora Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is led by Thor Björgólfsson as its Chairman, Arnaud Massenet as its Chief Executive Officer, and Prabhu Narasimhan as its Chief Investment Officer.

Through its philosophy of “founders investing in Founders”, Aurora looks to empower strong management teams and make long term investments in companies poised for sustained success. Aurora is sponsored by Novator Capital. Additional information regarding Aurora Capital may be found at: https://aurora-acquisition.com/.

Additional Information and Where to Find It

Aurora has filed a definitive proxy statement (the “Extension Proxy Statement”) to be used at the Extraordinary General Meeting to approve the Extension Proposal. Aurora has mailed the Extension Proxy Statement to its shareholders of record as of the close of business on January 10, 2023. Investors and security holders of Aurora are advised to read the Extension Proxy Statement and any amendments or supplements thereto, because these documents contain important information about the Extension Proposal and Aurora. Shareholders are also able to obtain copies of the Extension Proxy Statement and any amendments or supplements thereto, without charge, at the SEC’s website at www.sec.gov or by directing a request to Aurora's proxy solicitation agent at the following address and telephone number: Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036; Telephone: (877) 259-6290 (banks and brokers can call (212) 297-0720); Email: info@okapipartners.com.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s shareholders with respect to the Extension Proposal. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s Annual Report on Form 10-K filed with the SEC on March 25, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports the Company file with the SEC, including the Extension Proxy Statement, each of which is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Contacts

Khurram Kayani
Khurram@novatorcapital.com

Dara Dierks/Investors, or Keil Decker/Media, for Aurora Acquisition Corp.

AuroraAcquisition@icrinc.com